UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): February 4, 2003


                         WINTRUST FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                         Commission File Number 0-21923




         Illinois                                       36-3873352
----------------------------                ------------------------------------
(State or other Jurisdiction                (I.R.S. Employer Identification No.)
   of Incorporation)


                               727 North Bank Lane
                           Lake Forest, Illinois 60045
             -------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (847) 615-4096
      ---------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 4, 2003, (effective as of January 31, 2003) Wintrust Financial Corporation ("Wintrust") completed the previously announced acquisition of Lake Forest Capital Management Company ("LFCM"). LFCM is a 21-year old well-respected asset manager for both high net worth individuals and institutional clients located primarily in the Chicago metropolitan area. LFCM will retain its name and has been merged into and will operate as a separate division of Wayne Hummer Asset Management Company, Wintrust's existing asset management subsidiary.

The full terms of the transaction are not being disclosed by the parties; however, the initial consideration paid by Wintrust included a combination of Wintrust's common stock, warrants to acquire Wintrust common stock and cash. Wintrust could pay additional contingent consideration, consisting of cash and/or common stock, upon the attainment of certain performance measures over the next four years. The common stock was issued at fair market value as determined in accordance with the merger agreement. The shares issued in the transaction will not be registered under the Securities Act of 1933 and will be restricted until a resale registration statement is filed, which is expected to be completed in the first quarter of 2003, and declared effective by the Securities and Exchange Commission.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibit

February 4, 2003 Press Release - Wintrust Financial Corporation Completes Acquisition of Lake Forest Capital Management Company.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                         WINTRUST FINANCIAL CORPORATION
                                  (Registrant)




Date:  February 4, 2003                             /s/ David L. Stoehr
                                                    ----------------------------
                                                    Executive Vice President and
                                                    Chief Financial Officer


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                                  EXHIBIT INDEX
                                  -------------


Exhibit
-------

99.1            Press release dated February 4, 2003.


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